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                                                                  Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference of our report dated March 19, 1999 accompanying the financial statements of Earth Sciences, Inc., whichreport appears in the December 31, 1998 Annual Report on Form 10-KSB of Earth Sciences, Inc., to Form S-3 Registration Statement of Earth Sciences, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.

/s/  Hein + Associates LLP
HEIN + ASSOCIATES

Denver, Colorado
April 12, 1999